Registration Statement No. _____




                		       SECURITIES AND EXCHANGE COMMISSION
			                          WASHINGTON, D.C.  20549
		                       ----------------------------------
                               				  FORM S-8
		                       	 REGISTRATION STATEMENT UNDER
			                         THE SECURITIES ACT OF 1933
                        		 ----------------------------
		                      COMPUTER OUTSOURCING SERVICES, INC.
	             (Exact Name of Registrant as Specified in Its Charter)

New York                                                            13-325-2333
(State or Other Jurisdiction                                   (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                       		    360 West 31st Street
			                        New York, New York  10001
		                 (Address of Principal Executive Offices)
		                 ----------------------------------------

        	    COMPUTER OUTSOURCING SERVICES, INC. 1992 STOCK OPTION
		                    AND STOCK APPRECIATION RIGHTS PLAN
		                        	(Full Title of the Plan)
	            -----------------------------------------------------

			                             Zach Lonstein
			                        Chief Executive Officer
		                    Computer Outsourcing Services, Inc.
			                         360 West 31st street
		                       	New York, New York 10001
		                  (Name and Address of Agent for Service)
			                            (212) 564-3730
        	(Telephone Number, Including Area Code, of Agent For Service)


















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			   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
   Title of       Amount          Proposed         Proposed          Amount
  Securities      to be           Maximum          Maximum             of
    to be       Registered     Offering Price      Aggregate      Registration
  Registered       (1)            Per Share      Offering Price        Fee
  ----------    ----------    ---------------    --------------   ------------
  Common Stock,
  $.01 par
  value per      850,000
  share          shares
		----------
  Shares
  Underlying
  Options        461,100      $3.25 - $5.50      $1,757,627.40        $532.61
  Granted        shares            (2)

  Shares
  Underlying
  Options
  Available      388,900          $4.44          $1,726,716.00        $523.25
  for Grant      shares            (3)                (3)
               	----------                        --------------   ------------
              		 850,000
  TOTAL:         shares                           $3,484,343.40     $1,055.86
               	==========                        ==============   ============

1) Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Computer Outsourcing Services, Inc. 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan") as a result of the adjustment provisions therein.

(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Plan was calculated pursuant to Rule 457(h) of the Securities Act using the prices at which such options may be exercised.

(3) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on July 14, 1997.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

	The contents of Registration Statement No. 33-89160 are incorporated by reference herein.

	On May 5, 1997, the shareholders of Computer Outsourcing Services, Inc. approved an amendment to the Plan increasing the number of authorized shares of the Company's Common Stock issuable thereunder to 1,200,000.


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Exhibits.



5.      Opinion of Robinson & Cole LLP regarding legality (filed herewith).

23(a).  Consent of Deloitte & Touche LLP (filed herewith).

23(b).  Consent of Robinson & Cole LLP (contained in Exhibit 5).

24.     Power of Attorney (filed herewith as part of the Signature Page).

				  SIGNATURES


		Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of July, 1997.

						 COMPUTER OUTSOURCING
						 SERVICES, INC.


						   By: /s/ Zach Lonstein
						       -----------------
						       Zach Lonstein
						       Chairman of the Board
						       and Chief Executive
						       Officer



			       POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zach Lonstein and Richard A. Krantz his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.


















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	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 17, 1997 in the capacities indicated.


Signature                                       Title
---------                                       -----


/s/ Zach Lonstein                               Principal Executive Officer,
-----------------                               and Director
Zach Lonstein

/s/ Laurence Carpenter                          Principal Financial Officer and
----------------------                          Principal Accounting Officer,
Laurence Carpenter                              Acting

/s/ Anton P. Donde                              Director
------------------
Anton P. Donde

/s/ James D. Gerson                             Director
-------------------
James D. Gerson

/s/ Jeffrey Millman                             Director
-------------------
Jeffrey Millman

/s/ Eugene Monosson                             Director
-------------------
Eugene Monosson

/s/ John C. Platt                               Director
-----------------
John C. Platt

/s/ Howard Waltman                              Director
------------------
Howard Waltman

/s/ Robert B. Wallach                           Director
---------------------
Robert B. Wallach










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